Exhibit 99.1

Nevada Gold & Casinos Announces Sale / Merger Agreement

LAS VEGAS, NV - September 18, 2018 — Nevada Gold & Casinos, Inc. (NYSE MKT: UWN) today announced the signing of a definitive merger agreement with Maverick Casinos, LLC (“Maverick”). Under the terms of the merger agreement, Maverick will acquire all of the outstanding shares of the Company’s common stock for $2.50 per share in cash, subject to certain minor adjustments. The transaction will result in the Company becoming a private company.

The Manager of Maverick is Eric Persson. An affiliate of Maverick owns the Wendover Nugget Hotel & Casino and Red Garter Hotel & Casino in Wendover, Nevada, along with various other assets.

Maverick intends to fund the transaction primarily with debt financing from Nevada State Bank plus equity financing from Maverick. The transaction is not subject to a financing condition.

William Sherlock, Chairman of Nevada Gold, said “Our goal was to obtain the highest value in a sale of the Company. We believe the transaction announced today achieves our objective and provides immediate cash consideration for our shareholders.”

The transaction is subject to approval of a majority of the shareholders of Nevada Gold, the approval of applicable gaming authorities, completion of the sale of the Company’s Club Fortune casino in Henderson, Nevada, which is under contract, and other customary closing conditions. The companies expect the transaction to close by the end of 2018.

The Company’s Board of Directors has unanimously approved the merger agreement.

Rossoff & Company, LLC is serving as financial advisor and Hughes Hubbard & Reed LLP is serving as legal counsel to the Company in connection with the transaction.

About Nevada Gold & Casinos

Nevada Gold & Casinos, Inc. (NYSE MKT:UWN) of Las Vegas, Nevada is a developer, owner and operator of 9 gaming operations in Washington (wagoldcasinos.com) and a local casino in Henderson, Nevada (clubfortune.com).

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, satisfaction of the conditions to closing the transaction in the anticipated timeframe or at all, the financing of the transaction, risks related to the financing of the transaction, the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom it does business, or on its operating results and businesses generally, and the Company’s ability to increase income streams, to grow revenue and earnings, and to obtain additional gaming and other projects. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which include, but are not limited to, those identified and described in the Company's public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company plans to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to each stockholder entitled to vote at the special meeting relating to the transaction. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (www.sec.gov) or, without charge, from the Company by mail or online from the Company’s website at www.nevadagold.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company stockholders with respect to the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended April 30, 2018, filed with the SEC on July 26, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the propose transaction.

Contacts:

Nevada Gold & Casinos, Inc.

Michael P. Shaunnessy / James Meier

(702) 685-1000

Preston Graham

Stonegate Capital Partners

(972) 850-2001